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Exhibit 3.3

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SCIENTIFIC LEARNING CORPORATION

Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

        Scientific Learning Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        The Board of Directors of the Corporation by a duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declares said amendment to be advisable and in the best interest of the Company. The stockholders of the Corporation duly approved said proposed amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

        RESOLVED: That Article V, paragraph A, subparagraph 2 of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

          "2.   The Board of Directors shall not be classified. From and after the Corporation's 2007 Annual Meeting of Stockholders, subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, all directors shall be elected at each Annual Meeting of Stockholders for a one-year term expiring at the next Annual Meeting of Stockholders; provided that the term of any director elected prior to the 2007 Annual Meeting of Stockholders shall be unaffected."

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Financial Officer this June 1, 2007.

SCIENTIFIC LEARNING CORPORATION
By:	/s/ Jane Freeman
Name:	Jane Freeman
Title:	Chief Financial Officer

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CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SCIENTIFIC LEARNING CORPORATION